Exhibit 99.1

JOANN ANNOUNCES THIRD QUARTER FISCAL 2024 RESULTS AND INCREASES TOP-LINE FULL YEAR OUTLOOK

•
Net sales totaled $539.8 million; eCommerce sales up 11.5% to last year
•
Gross profit of $282.1 million increased 0.4% compared to the third quarter of last year
•
52.3% gross margin, a 240-basis point year-over-year improvement
•
Line of sight to now deliver $225 million in targeted annual cost reductions under Focus, Simplify and Grow initiative

HUDSON, OH (December 4, 2023) — JOANN Inc. (NASDAQ: JOAN) (“JOANN”), the nation’s category leader in fabric and sewing with one of the largest assortments of arts and crafts products, today reported results for its third quarter of fiscal year 2024 which ended October 28, 2023.

Chris DiTullio, JOANN’s Chief Customer Officer and co-lead of the Interim Office of the CEO commented, “With continued progress and strong execution against our strategic priorities, we were pleased with our third quarter results in what remains a dynamic consumer environment. Loyal customers are engaging with us at a greater rate. We are winning in our core categories, and we entered the fourth quarter with very clean inventory quality.”

DiTullio continued, “Our e-commerce performance was particularly strong with double digit quarter growth as we delivered a better and faster consumer experience, and benefitted from site enhancements driving increased conversion. We also recently launched a social media campaign #GETTINGKNOTTY, capitalizing on the trend of tie-knot blanket making and focused on reaching younger, new customers. Although we have many important selling days ahead of us, our customer engagement during Black Friday week was strong, and we will continue to offer great value, inspiration and guidance to help all customers create Handmade Happiness this holiday season.”

Scott Sekella, JOANN’s Chief Financial Officer and co-lead of the Interim Office of the CEO commented, “During the quarter, we continued to execute against our Focus, Simplify and Grow cost reduction initiative in which we had previously identified $200 million of targeted annual cost savings across supply chain, product, and SG&A expenses. As we implement these cost savings initiatives, we are driving meaningful cash flow improvements that we expect will continue for the remainder of this fiscal year and beyond. With the success we have had with this initiative, we are pleased to have increased this target to $225 million, with the majority of the over-delivery in SG&A and Supply Chain expenses.”

Sekella continued. “In light of the uncertain consumer environment, we are working to manage all aspects of the business prudently while leveraging our read and react capabilities through advanced data analytics to control what we can control and capitalize on new opportunities as they arise. With the strategic shifts we have implemented this year, combined with our ongoing cost reduction strategies, we are pleased to increase the top-line and reaffirm the bottom line full-year outlook.”

Third Quarter Highlights:

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Net sales declined by 4.1% compared to the same period last year to $539.8 million with total comparable sales decreasing 4.1%. E-Commerce sales increased at a rate of 11.5% compared to last year and accounted for 13.1% of total company net sales in the third quarter, a 180-basis point increase in the penetration rate over last year.
•
Gross profit of $282.1 million increased 0.4% compared to the third quarter of last year.
•
Gross margin was 52.3%, an increase of 240-basis points compared to the third quarter of last year.
•
Selling, general and administrative expenses increased by 1.6% from the same quarter last year.
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Net loss of $21.6 million compared to a net loss of $17.5 million in the same quarter last year.
•
Adjusted EBITDA of $37.5 million compared to $40.2 million in the same quarter last year.
•
Cash used for operations increased $61.1 million and free cash flow decreased $38.1 million compared to the third quarter of last year.
•
Diluted loss per share was $0.51 compared to a loss of $0.43 in the same quarter last year.
•
Adjusted diluted loss per share was $0.21 compared to diluted earnings per share of $0.06 in the same quarter last year.

Balance Sheet Highlights:

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Long-term debt, net was $1,148.2 million as of October 28, 2023, with cash and cash equivalents of $28.3 million.
•
Strategic inventory receipt reductions and lower ocean freight costs resulted in total inventory down 9.0% compared to the third quarter last year.
•
Completed a sale and leaseback transaction for its Hudson facility for a sale price of $34.5 million.

Full Year Fiscal 2024 Outlook:

Metric*	Full Year FY24 Outlook
Net Sales	Down 1% to 2% inclusive of a 53rd week worth approximately 2%
Adjusted EBITDA	Between $85 million and $95 million
Capital Expenditures, Net of Landlord Contributions	Between $35 million and $40 million
Free Cash Flow	Year over year improvement between $115 million and $135 million

*The inability to predict the amount and timing of items that impact comparability makes a detailed reconciliation of forward-looking non-GAAP financial measures impracticable. Please see “Non-GAAP Financial Measures – Forward-Looking Non-GAAP Financial Measures” for more information.

Webcast and Conference Call Information:

JOANN management will host a conference call and webcast to discuss the results today, Monday, December 4, 2023 at 5:00 p.m. ET. The toll-free number to call for the live interactive teleconference is 1 (844) 481-2750 and the international dial-in number is 1 (412) 317-0666. The live broadcast of JOANN’s conference call will be available online at the Company's website, www.joann.com, under the Investor Relations section, on December 4, 2023, beginning at 5:00 p.m. ET. The online replay will follow shortly after the call and will be available for one year.

Table 1.

JOANN Inc.

Consolidated Statements of Income (Loss)

(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
	(In millions except per share data)
Net sales	$539.8	$562.8	$1,471.7	$1,524.1
Cost of sales	257.7	281.8	708.6	787.5
Gross profit	282.1	281.0	763.1	736.6

Selling, general and administrative expenses	273.4	269.0	806.2	786.6
Depreciation and amortization	22.4	19.9	61.6	59.9
Intangible asset impairment	1.7	—	1.7	—
Operating (loss)	(15.4)	(7.9)	(106.4)	(109.9)
Interest expense, net	28.4	18.1	80.5	42.5
Investment remeasurement	—	(2.0)	—	(1.0)
Gain on sale leaseback	(12.1)	—	(12.1)	—
(Loss) before income taxes	(31.7)	(24.0)	(174.8)	(151.4)
Income tax (benefit)	(10.9)	(6.5)	(30.2)	(41.9)
Loss from equity method investments	0.8	—	4.5	—
Net (loss)	$(21.6)	$(17.5)	$(149.1)	$(109.5)

(Loss) per common share:
Basic	$(0.51)	$(0.43)	$(3.57)	$(2.69)
Diluted	$(0.51)	$(0.43)	$(3.57)	$(2.69)
Weighted-average common shares outstanding:
Basic	42.2	40.8	41.8	40.7
Diluted	42.2	40.8	41.8	40.7

Table 2.

JOANN Inc.

Consolidated Balance Sheets

(Unaudited)

	October 28, 2023	October 29, 2022
	(In millions)
Assets
Current assets:
Cash and cash equivalents	$28.3	$27.5
Inventories	679.6	747.0
Prepaid expenses and other current assets	82.4	79.6
Total current assets	790.3	854.1

Property, equipment and leasehold improvements, net	238.7	295.8
Operating lease assets	760.2	802.6
Goodwill, net	162.0	162.0
Intangible assets, net	263.9	369.3
Other assets	42.6	40.9
Total assets	$2,257.7	$2,524.7

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$262.7	$270.3
Accrued expenses	109.2	123.4
Current portion of operating lease liabilities	175.0	162.4
Current portion of long-term debt	6.8	6.8
Total current liabilities	553.7	562.9

Long-term debt, net	1,148.2	1,062.4
Long-term operating lease liabilities	692.0	735.5
Long-term deferred income taxes	20.8	89.3
Other long-term liabilities	26.0	31.3

Shareholders’ equity (deficit):
Common stock, stated value $0.01 per share	0.4	0.4
Additional paid-in capital	207.3	208.4
Retained (deficit)	(388.3)	(148.1)
Accumulated other comprehensive income	16.6	11.4
Treasury stock at cost	(19.0)	(28.8)
Total shareholders’ equity (deficit)	(183.0)	43.3
Total liabilities and shareholders’ equity (deficit)	$2,257.7	$2,524.7

Table 3.

JOANN Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Thirty-Nine Weeks Ended
	October 28, 2023	October 29, 2022
	(In millions)
Net cash provided by (used for) operating activities:
Net (loss)	$(149.1)	$(109.5)
Adjustments to reconcile net (loss) to net cash (used for) operating activities:
Non-cash operating lease expense	129.9	127.0
Depreciation and amortization	61.6	59.9
Deferred income taxes	1.1	(1.7)
Stock-based compensation expense	6.6	6.1
Amortization of deferred financing costs and original issue discount	2.6	1.5
Investment remeasurement	—	(1.0)
Gain on sale leaseback	(12.1)	—
Loss on disposal and impairment of fixed assets	8.6	0.3
Intangible asset impairment	1.7	—
Loss on equity method investment	4.5	—
Changes in operating assets and liabilities:
(Increase) in inventories	(95.5)	(88.4)
(Increase) in prepaid expenses and other current assets	(34.7)	(39.3)
Increase in accounts payable	65.2	16.5
(Decrease) in accrued expenses	(4.2)	(16.4)
(Decrease) in operating lease liabilities	(129.5)	(120.6)
(Decrease) in other long-term liabilities	(2.9)	(13.1)
Other, net	(4.7)	5.1
Net cash (used for) operating activities	(150.9)	(173.6)
Net cash provided by (used for) investing activities:
Capital expenditures	(36.1)	(80.4)
Proceeds from sale leaseback	33.2	—
Other investing activities	(1.6)	(4.3)
Net cash (used for) investing activities	(4.5)	(84.7)
Net cash provided by (used for) financing activities:
Term loan payments	(5.1)	(5.1)
FILO proceeds	97.0	—
Borrowings on revolving credit facility	555.6	544.1
Payments on revolving credit facility	(473.1)	(256.1)
Principal payments on finance lease obligations	(6.1)	(7.1)
Proceeds from employee stock purchase plan and exercise of stock options	0.5	1.1
Payments of taxes related to the net issuance of team member stock awards	(0.1)	(0.1)
Dividends paid	—	(13.4)
Financing fees paid	(5.2)	—
Net cash provided by financing activities	163.5	263.4
Effect of exchange rate changes on cash	—	(0.1)
Net increase in cash and cash equivalents	8.1	5.0
Cash and cash equivalents at beginning of period	20.2	22.5
Cash and cash equivalents at end of period	$28.3	$27.5
Cash paid (received) during the period for:
Interest	$77.5	$39.6
Income taxes, net of (refunds)	(2.3)	(6.6)

Table 4.

JOANN Inc.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
	(In millions)
Net (loss)	$(21.6)	$(17.5)	$(149.1)	$(109.5)
Income tax (benefit)	(10.9)	(6.5)	(30.2)	(41.9)
Interest expense, net	28.4	18.1	80.5	42.5
Depreciation and amortization	22.4	19.9	61.6	59.9
Other amortization (1)	1.9	0.4	3.6	1.2
Investment remeasurement (2)	—	(2.0)	—	(1.0)
Gain on sale leaseback (3)	(12.1)	—	(12.1)	—
Strategic initiatives (4)	6.5	0.9	16.4	4.6
Excess import freight costs (5)	—	18.5	4.2	74.5
Technology development expense (6)	2.0	2.0	5.6	7.0
Stock-based compensation expense	(0.2)	3.9	6.6	6.1
Loss on disposal and impairment of fixed and operating lease assets	9.3	—	12.7	1.1
Intangible asset impairment (7)	1.7	—	1.7	—
Loss from equity method investments	0.8	—	4.5	—
Non-recurring employee-related costs (8)	7.2	0.9	10.7	1.7
Other (9)	2.1	1.6	2.4	3.7
Adjusted EBITDA	$37.5	$40.2	$19.1	$49.9

(1)
“Other amortization” represents amortization of content and capitalized cloud-based system implementation costs.
(2)
“Investment remeasurement” represents net gains and losses associated with our equity investments without readily determinable fair values.
(3)
“Gain on sale leaseback” represents the gain attributable to the sale leaseback of our facility in Hudson, Ohio.
(4)
“Strategic initiatives” represents non-recurring costs, such as third-party consulting costs and one-time start-up costs, that are not part of our ongoing operations and are incurred to execute differentiated, project-based strategic initiatives.
(5)
“Excess import freight costs” represents excess inbound freight costs (compared to our standard costs based on recently negotiated carrier rates) due to increased freight rates, in particular the significant transitory impact of constrained ocean freight capacity and incremental domestic transportation costs incurred due to unprecedented congestion in U.S. ports arising from surging market demand for shipping capacity as economies recovered from the COVID-19 pandemic. Refer to “Non-GAAP Financial Measures” for more information.
(6)
“Technology development expense” represents one-time IT project management and implementation expenses, such as temporary labor costs, third-party consulting fees and user fees incurred during the development period of a new software application, that are not part of our ongoing operations and are typically redundant during the initial implementation of software applications or other technology systems across different functional operations of our business before they are in productive use.
(7)
"Intangible asset impairment" represents impairment charges on our technology intangible asset, which resulted from an analysis of the asset during the third quarter of fiscal 2024.
(8)
"Non-recurring employee-related costs" represents the one-time impact of employee severance, employee recruitment and employee transition costs.
(9)
“Other” represents the one-time impact of certain legal matters and other asset disposals and impairments.

Table 5.

JOANN Inc.

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)

(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
	(In millions except per share data)
Net (loss)	$(21.6)	$(17.5)	$(149.1)	$(109.5)
Investment remeasurement	—	(2.0)	—	(1.0)
Gain on sale leaseback	(12.1)	—	(12.1)	—
Strategic initiatives	6.5	0.9	16.4	4.6
Excess import freight costs	—	18.5	4.2	74.5
Technology development expense	2.0	2.0	5.6	7.0
Stock-based compensation expense	(0.2)	3.9	6.6	6.1
Loss on disposal and impairment of fixed and operating lease assets	9.3	—	12.7	1.1
Intangible asset impairment	1.7	—	1.7	—
Loss from equity method investments	0.8	—	4.5	—
Non-recurring employee-related costs	7.2	0.9	10.7	1.7
Other	2.1	1.6	2.4	3.7
Tax impact of adjustments (10)	(4.5)	(6.0)	(11.1)	(25.6)
Adjusted net income (loss)	$(8.8)	$2.3	$(107.5)	$(37.4)

Diluted (loss) per share	$(0.51)	$(0.43)	$(3.57)	$(2.69)
Adjusted diluted (loss) per share	$(0.21)	$0.06	$(2.57)	$(0.92)

Weighted-average shares outstanding - basic	42.2	40.8	41.8	40.7
Weighted-average shares outstanding - diluted	42.2	40.8	41.8	40.7

(10)
“Tax impact of adjustments” represents the tax effect of the total adjustments based on our annual effective tax rate before discrete adjustments.

Table 6.

JOANN Inc.

Reconciliation of Gross Profit to Adjusted Gross Profit

(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
	(In millions)
Net sales	$539.8	$562.8	$1,471.7	$1,524.1
Cost of sales	257.7	281.8	708.6	787.5
Gross profit	282.1	281.0	763.1	736.6
Excess import freight costs	—	18.5	4.2	74.5
Adjusted gross profit	$282.1	$299.5	$767.3	$811.1

Adjusted gross margin	52.3%	53.2%	52.1%	53.2%

Table 7.

JOANN Inc.

Free Cash Flow

(Unaudited)

	Thirty-Nine Weeks Ended
	October 28, 2023	October 29, 2022
	(In millions)
Cash (used for) operating activities	$(150.9)	$(173.6)
Less: capital expenditures	(36.1)	(80.4)
Free cash flow	$(187.0)	$(254.0)

Non-GAAP Financial Measures

Adjusted EBITDA

JOANN presents Adjusted EBITDA, which is not a recognized financial measure under accounting principles generally accepted in the United States of America (“GAAP”). JOANN presents Adjusted EBITDA because it believes it assists investors and analysts in comparing JOANN’s operating performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of JOANN’s core operating performance. Management believes Adjusted EBITDA is helpful in highlighting trends in JOANN’s core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. JOANN also uses Adjusted EBITDA in connection with establishing discretionary annual incentive compensation; supplementing GAAP measures of performance in the evaluation of the effectiveness of its business strategies; making budgeting decisions; and comparing its performance against that of other peer companies using similar measures.

JOANN defines Adjusted EBITDA as net income (loss) plus income tax provision (benefit), interest expense, net and depreciation and amortization, further adjusted to eliminate the impact of certain non-cash items and other items that management does not consider indicative of JOANN's ongoing operating performance, including other amortization, investment remeasurements, gain on sale leaseback, costs related to strategic initiatives, excess import freight costs, technology development expenses, stock-based compensation expense, gains and losses on disposal and impairment of fixed and operating lease assets, intangible asset impairment, gains and losses from equity method investments, non-recurring employee-related costs and other one-time costs. The excess import freight costs are directly attributable to surging market demand for shipping capacity as economies recovered from the COVID-19 pandemic, as well as actions taken by government and industry leaders designed to protect against further spread of the virus, which disrupted the efficient operation of domestic and international supply chains. These COVID-19 related conditions produced an imbalance of ocean freight capacity and related demand, as well as port congestion and other supply chain disruptions that added significant cost to JOANN's procurement of imported merchandise. These excess import freight costs included significantly higher rates paid per container to ocean carriers, as well as fees paid due to congested ports that JOANN did not normally incur. In a normative operating environment, JOANN would procure 70% to 80% of its needs for ocean freight under negotiated contract rates, with the balance procured in a brokered market, typically at no more than a 10% to 15% premium to JOANN's contract rates. Accordingly, JOANN established a baseline cost (“standard cost”) assuming those contract capacities, established rates and typical premium in the brokered market for peak volume needs not covered under our contracts. The amount of excess import freight costs included as an adjustment to arrive at Adjusted EBITDA is calculated by subtracting, from JOANN's actual import freight costs, JOANN's standard cost for the applicable period. Negotiation of JOANN's current contract rates was finalized in the second quarter of fiscal 2023. We have been experiencing declines in overall ocean freight rates and a reduction in other fees associated with port congestion, which has positively impacted JOANN's cash payments and Adjusted EBITDA. JOANN is identifying these COVID-19 related excess import freight costs as a separate line item in the table above due to their magnitude and to distinguish them from other COVID-19 related costs JOANN has previously excluded in calculating Adjusted EBITDA.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of JOANN’s results as reported under GAAP. Some of these limitations include:

•
Adjusted EBITDA does not reflect JOANN's cash expenditures or future requirements for capital expenditures or contractual commitments;
•
Adjusted EBITDA does not reflect changes in JOANN's cash requirements for its working capital needs;
•
Adjusted EBITDA does not reflect the interest expense and the cash requirements necessary to service interest and principal payments on JOANN's debt;
•
Adjusted EBITDA does not reflect cash requirements for replacement of assets that are being depreciated and amortized;
•
Adjusted EBITDA does not reflect non-cash compensation, which is a key element of JOANN’s overall long-term incentive compensation;
•
Adjusted EBITDA does not reflect the impact of certain cash charges or cash receipts resulting from matters JOANN does not find indicative of its ongoing operations; and
•
Adjusted EBITDA may be calculated differently by other companies in JOANN’s industry, such that its usefulness may be limited as a comparative measure.

JOANN compensates for these limitations by relying primarily on JOANN’s GAAP results and using Adjusted EBITDA only as supplemental information.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share

JOANN presents adjusted net income (loss) and adjusted diluted earnings (loss) per share, which are not recognized financial measures under GAAP, because it believes these additional key measures assist investors and analysts in comparing JOANN’s performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of JOANN’s core operating performance. Management believes that adjusted net income (loss) and adjusted diluted earnings (loss) per share are helpful in highlighting trends in JOANN’s core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure and capital investments. JOANN also uses adjusted net income (loss) and adjusted diluted earnings (loss) per share to supplement GAAP measures of performance in the evaluation of the effectiveness of its business strategies; to make budgeting decisions; and to compare its performance against that of other peer companies using similar measures.

JOANN defines adjusted net income (loss) as net income (loss) adjusted to eliminate the impact of certain non-cash items and other items that management does not consider indicative of its ongoing operating performance, including investment remeasurements, gain on sale leaseback, costs related to strategic initiatives, excess import freight costs, technology development expenses, stock-based compensation expenses, gains and losses on disposal and impairment of fixed and operating lease assets, intangible asset impairment, income and losses from equity method investments, non-recurring employee-related costs and other one-time costs. The adjustments are itemized in the table above. Adjusted diluted earnings (loss) per share is defined as adjusted net income (loss) divided by the weighted-average number of common shares outstanding assuming dilution in periods in which there is an adjusted net income.

Adjusted Gross Profit and Adjusted Gross Margin

JOANN presents adjusted gross profit and adjusted gross margin, which are not recognized financial measures under GAAP, because it believes they assist investors and analysts in comparing JOANN’s performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of JOANN’s core operating performance.

JOANN defines adjusted gross profit as gross profit excluding excess import freight costs and adjusted gross margin as adjusted gross profit divided by net sales.

Free Cash Flow

JOANN presents free cash flow, which is not a recognized financial measure under GAAP, because it believes it assists investors and analysts in comparing JOANN’s cash flow performance across reporting periods on a consistent basis.

JOANN defines free cash flow as cash provided by (used for) operating activities less capital expenditures.

Forward-Looking Non-GAAP Financial Measures

Our fiscal 2024 guidance includes certain non-GAAP financial measures (Adjusted EBITDA and Free Cash Flow) that are presented on a forward-looking basis. Historically, JOANN has calculated these non-GAAP financial measures excluding the impact of certain items such as, but not limited to, income tax provision (benefit), interest expense, net, depreciation and amortization, other amortization, investment remeasurements, gain on sale leaseback, costs related to strategic initiatives, excess import freight costs, technology development expenses, stock-based compensation expenses, gains and losses on disposal and impairment of fixed and operating lease assets, intangible asset impairment, income and losses from equity method investments, non-recurring employee-related costs and other one-time costs. Reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures are not provided because JOANN is unable to provide such reconciliations without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the timing and financial impact of such items. For the same reasons, JOANN is unable to address the probable significance of the unavailable information, which could be material to future results.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. JOANN intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Readers can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “vision,” “should,” or the negative thereof or other variations thereon or comparable terminology. Many factors could affect JOANN’s actual financial results and cause them to vary materially from the expectations contained in forward-looking statements, including those set forth in this document. These risks, uncertainties, and factors include, among other things: the impact of inflationary pressures and general economic conditions, including the impacts of public health epidemics or pandemics, on JOANN’s ability to control costs and on its customers level of discretionary income to spend on sewing, arts and crafts and select home décor products; JOANN’s ability to anticipate and effectively respond to disruptions or inefficiencies in its distribution network, e-commerce fulfillment function and transportation system, including availability and cost of import and domestic freight; the effects of potential changes to U.S. trade regulations and policies, including tariffs, on JOANN’s business; developments involving JOANN’s competitors and its industry; JOANN’s ability to maintain adequate liquidity, manage its indebtedness, comply with its lease obligations or access additional capital, as any inability to do so could limit JOANN’s financial flexibility and cash flows necessary to fund working capital, planned capital expenditures and other general corporate purposes or ongoing needs of its business; JOANN’s ability to access the capital markets and credit markets to obtain additional financing and maintain sufficient liquidity and working capital, while addressing payment obligations under its indebtedness, including upcoming debt maturities, and complying with covenants under its indebtedness; JOANN’s ability to amend, refinance, restructure or repurchase its outstanding indebtedness and/or raise additional equity financing; JOANN’s ability to obtain and maintain access to trade credit and favorable payment terms with its suppliers, and the impact of that trade credit on its liquidity; JOANN’s ability to sell or monetize assets or securitize receivables; JOANN’s ability to regain and maintain compliance with the continued listing requirements of The Nasdaq Global Market; JOANN’s ability to transfer and maintain the listing of its common stock on The Nasdaq Capital Market, or its ability to otherwise maintain the listing of its common stock on Nasdaq; JOANN’s ability to timely identify or effectively respond to consumer trends, and the potential effects of that ability on its relationship with its customers, the demand for JOANN’s products and its market share; JOANN’s expectations regarding the seasonality of its business; JOANN’s ability to manage the distinct risks facing its e-commerce business and maintain a relevant omni-channel experience for its customers; JOANN’s ability to maintain or negotiate favorable lease terms for its store locations; JOANN’s ability to execute on its strategy to renovate and improve the performance of its existing store locations; JOANN’s ability to achieve and maintain targeted annual cost reductions; JOANN’s ability to attract and retain a qualified management team and other team members while controlling its labor costs; JOANN’s reliance on and relationships with third party service providers; JOANN’s reliance on and relationships with foreign suppliers and their ability to supply it with adequate, timely and cost-effective products for resale; JOANN’s ability, and its third party service providers’ ability, to maintain security and prevent unauthorized access to electronic and other confidential information; the impacts of potential disruptions to JOANN’s information systems, including its websites and mobile applications; JOANN’s ability to respond to risks associated with existing and future payment options; JOANN’s ability to maintain and enhance a strong brand image; JOANN’s ability to maintain adequate insurance coverage; JOANN’s status as a “controlled company” and control of JOANN as a public company by affiliates of Leonard Green & Partners, L.P.; the impact of evolving governmental laws and regulations and the outcomes of legal proceedings; and the amount and timing of repurchases of JOANN’s common stock, if any.

The preceding list is not intended to be an exhaustive list of all of JOANN’s forward-looking statements. JOANN has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While JOANN believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond JOANN’s control. Given these risks and uncertainties, Readers are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included elsewhere in this document are not guarantees of future performance and JOANN’s actual results of operations, financial condition and liquidity and the development of the industry in which it operates may differ materially from the forward-looking statements included elsewhere in this document. In addition, even if JOANN’s results of operations, financial condition and liquidity and events in the industry in which it operates are consistent with the forward-looking statements included elsewhere in this document, they may not be predictive of results or developments in future periods. Any forward-looking statement that JOANN makes in this document speaks only as of the date of such statement. Except as required by law, JOANN does not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise after the date of this document.

About JOANN

For 80 years, JOANN has inspired creativity in the hearts, hands and minds of its customers. From a single storefront in Cleveland, Ohio, the nation’s category leader in sewing and fabrics and one of the fastest growing competitors in the arts and crafts industry has grown to include 829 store locations across 49 states and a robust e-commerce business. With the goal of helping every customer find their creative Happy Place, JOANN serves as a convenient single source for all of the supplies, guidance and inspiration needed to achieve any project or passion.

Investor Relations Contact:

Tom Filandro

tom.filandro@icrinc.com

646-277-1235

Corporate Communications:

Amanda Hayes

amanda.hayes@joann.com

216-296-5887